Exhibit 99.1

331 Treble Cove Road North Billerica, MA 01862	800.362.2668 www.lantheus.com
Lantheus Holdings, Inc. Reports First Quarter 2019 Financial Results

•	Worldwide revenues of $86.5 million for the first quarter 2019, representing an increase of 4.7% over the prior year period

•	Net income of $9.9 million for the first quarter 2019, representing an increase of 21.2% over the prior year period

•
GAAP diluted EPS of $0.25 for the first quarter 2019, representing an increase of 20.3% over the prior year period; adjusted diluted EPS of $0.28 for the first quarter 2019, representing an increase of 8.2% over the prior year period

•	The Company provides second quarter 2019 revenue and adjusted diluted earnings per share guidance; affirms full year guidance
NORTH BILLERICA, Mass., April 30, 2019 - Lantheus Holdings, Inc. (the “Company”) (NASDAQ: LNTH), parent company of Lantheus Medical Imaging, Inc. (“LMI”), a global leader in the development, manufacture and commercialization of innovative diagnostic imaging agents and products, today reported financial results for its first quarter ended March 31, 2019.
The Company’s worldwide revenues for the first quarter of 2019 totaled $86.5 million, compared with $82.6 million for the first quarter of 2018, representing an increase of 4.7% over the prior year period.
The Company’s first quarter 2019 net income was $9.9 million, or $0.25 per diluted share, as compared to $8.2 million, or $0.21 per diluted share for the first quarter of 2018, representing an increase of 21.2% over the prior year period.
The Company’s first quarter 2019 adjusted diluted earnings per share were $0.28, as compared to $0.26 for the first quarter of 2018, representing an increase of 8.2% over the prior year period.
“2019 is off to a strong start for Lantheus with solid first quarter results driven by double-digit revenue growth of both DEFINITY and TechneLite,” said Mary Anne Heino, President and CEO of Lantheus. “As we look to the year ahead, we remain focused on enhancing the growth trajectory of our core microbubble franchise, investing in emerging technologies within our pipeline and continuously screening external development opportunities, all to deliver long-term, sustainable growth and shareholder value.”
Outlook
The Company maintains its guidance for full year 2019 and offers the following guidance for the second quarter.

Q2 Guidance Issued April 30, 2019
Q2 FY 2019 Revenue Growth	0.5% - 5.2%
Q2 FY 2019 Revenue	$86 million - $90 million
Q2 FY 2019 Adjusted Diluted EPS	$0.23 - $0.28
FY Guidance Issued February 20, 2019 and Affirmed April 30, 2019
FY 2019 Revenue Growth	4.25% - 5.75%
FY 2019 Revenue	$358 million - $363 million
FY 2019 Adjusted Diluted EPS	$1.14 - $1.17
On a forward-looking basis, the Company does not provide GAAP income per common share or a reconciliation of adjusted diluted EPS to GAAP income per common share because the Company is unable to predict with reasonable certainty business development and acquisition-related expenses, purchase accounting fair value adjustments, and any one-time, non-recurring charges. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. As a result, it is the

Company’s view that a quantitative reconciliation of adjusted diluted EPS on a forward-looking basis is not available without unreasonable effort.
Internet Posting of Information
The Company routinely posts information that may be important to investors in the “Investors” section of its website at www.lantheus.com/. The Company encourages investors and potential investors to consult its website regularly for important information about the Company.
Conference Call and Webcast
As previously announced, the Company will host a conference call on Tuesday, April 30, 2019 at 8:00 a.m. ET. To access the live conference call via telephone, please dial 1-866-498-8390 (U.S. callers) or 1-678-509-7599 (international callers) and provide passcode 8250839. A live audio webcast of the call also will be available in the Investors section of the Company’s website at www.lantheus.com.
A replay of the audio webcast will be available in the Investors section of our website at www.lantheus.com approximately two hours after completion of the call and will be archived for 30 days.
The conference call will include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, our Form 8-K filed with the SEC today, or otherwise available in the Investor Relations section of our website located at www.lantheus.com.
The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the safe-harbor section of this press release.
About Lantheus Holdings, Inc. and Lantheus Medical Imaging, Inc.
Lantheus Holdings, Inc. is the parent company of LMI, a global leader in the development, manufacture and commercialization of innovative diagnostic imaging agents and products. LMI provides a broad portfolio of products, including the echocardiography contrast agent DEFINITY® Vial for (Perflutren Lipid Microsphere) Injectable Suspension and TechneLite® (Technetium Tc99m Generator), a technetium-based generator that provides the essential medical isotope used in nuclear medicine procedures. The Company is headquartered in North Billerica, Massachusetts with offices in Puerto Rico and Canada. For more information, visit www.lantheus.com.
Non-GAAP Financial Measures
The Company uses non-GAAP financial measures, such adjusted net income and its line components; adjusted net income per share - diluted; and free cash flow. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. The measures may exclude such items which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company’s reported results of operations for a period. Management uses these and other non-GAAP measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.
This press release includes forward-looking non-GAAP guidance for 2019 adjusted diluted EPS. No reconciliation of this forward-looking non-GAAP guidance was included in this press release because, due to the high variability and difficulty in making accurate forecasts and projections of some of the excluded information and the fact that some of the excluded information is not readily ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts.

Safe Harbor for Forward-Looking and Cautionary Statements
This press release contains “forward-looking statements” as defined under U.S. federal securities laws, including statements about our 2019 outlook. Forward-looking statements may be identified by their use of terms such as anticipate, believe, confident, could, estimate, expect, intend, may, plan, predict, project, target, will and other similar terms. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements are discussed in our filings with the Securities and Exchange Commission (including those described in the Risk Factors section in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q).

- Tables Follow -

Lantheus Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except per share data – unaudited)

	Three Months Ended March 31,
	2019	2018
Revenues	$86,510	$82,630
Cost of goods sold	42,426	40,321
Gross profit	44,084	42,309
Operating expenses
Sales and marketing	10,397	10,640
General and administrative	12,589	12,543
Research and development	4,929	3,989
Total operating expenses	27,915	27,172
Operating income	16,169	15,137
Interest expense	4,592	4,050
Other income	(1,187)	(920)
Income before income taxes	12,764	12,007
Income tax expense	2,815	3,796
Net income	$9,949	$8,211
Net income per common share:
Basic	$0.26	$0.22
Diluted	$0.25	$0.21
Weighted-average common shares outstanding:
Basic	38,603	37,886
Diluted	39,787	39,493

Lantheus Holdings, Inc.
Consolidated Segment Revenues Analysis
(in thousands – unaudited)

	Three Months Ended March 31,
	2019	2018	% Change
United States
DEFINITY	$49,716	$43,506	14.3%
TechneLite	20,058	18,063	11.0%
Other nuclear	9,524	12,817	(25.7)%
Rebates and allowances	(3,864)	(2,898)	33.3%
Total United States	75,434	71,488	5.5%
International
DEFINITY	1,395	1,149	21.4%
TechneLite	4,087	3,332	22.7%
Other nuclear	5,596	6,669	(16.1)%
Rebates and allowances	(2)	(8)	(75.0)%
Total International	11,076	11,142	(0.6)%
Worldwide
DEFINITY	51,111	44,655	14.5%
TechneLite	24,145	21,395	12.9%
Other nuclear	15,120	19,486	(22.4)%
Rebates and allowances	(3,866)	(2,906)	33.0%
Total Revenues	$86,510	$82,630	4.7%

Lantheus Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data – unaudited)

	Three Months Ended March 31,
	2019	2018
Net income	$9,949	$8,211
Stock and incentive plan compensation	2,781	1,977
Amortization of acquired intangible assets	451	689
Campus consolidation costs	—	483
Income tax effect of non-GAAP adjustments(a)	(1,943)	(1,055)
Adjusted net income	$11,238	$10,305
Adjusted net income, as a percentage of revenues	13.0%	12.5%

	Three Months Ended March 31,
	2019	2018
Net income per share - diluted	$0.25	$0.21
Stock and incentive plan compensation	0.07	0.05
Amortization of acquired intangible assets	0.01	0.02
Campus consolidation costs	—	0.01
Income tax effect of non-GAAP adjustments(a)	(0.05)	(0.03)
Adjusted net income per share - diluted	$0.28	$0.26
Weighted-average common shares outstanding - diluted	39,787	39,493

(a)
The income tax effect of the adjustments between GAAP net income and non-GAAP adjusted net income takes into account the tax treatment and related tax rate that apply to each adjustment in the applicable tax jurisdiction.

Lantheus Holdings, Inc.
Reconciliation of Free Cash Flow
(in thousands – unaudited)

	Three Months Ended March 31,
	2019	2018
Net cash provided by (used in) operating activities	$10,468	$(666)
Capital expenditures	(10,550)	(2,135)
Free cash flow	$(82)	$(2,801)

Lantheus Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands – unaudited)

	March 31, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$112,061	$113,401
Accounts receivable, net	45,021	43,753
Inventory	32,044	33,019
Other current assets	6,372	5,242
Total current assets	195,498	195,415
Property, plant and equipment, net	112,211	107,888
Intangibles, net	8,686	9,133
Goodwill	15,714	15,714
Deferred tax assets, net	79,755	81,449
Other long-term assets	32,044	30,232
Total assets	$443,908	$439,831
Liabilities and stockholders’ equity
Current liabilities
Current portion of long-term debt and other borrowings	$2,854	$2,750
Revolving line of credit	—	—
Accounts payable	15,323	17,955
Accrued expenses and other liabilities	24,591	32,050
Total current liabilities	42,768	52,755
Asset retirement obligations	11,895	11,572
Long-term debt, net and other borrowings	263,293	263,709
Other long-term liabilities	42,739	40,793
Total liabilities	360,695	368,829
Total stockholders’ equity	83,213	71,002
Total liabilities and stockholders’ equity	$443,908	$439,831

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CONTACTS:
Investors:
Mark Kinarney
Director, Investor Relations
978-671-8842
Media:
Meara Murphy
Director, Corporate Communications
978-671-8508